Exhibit 10.10

                      United American Energy Holdings Corp.
                             2004 Stock Option Plan


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
ARTICLE 1           Establishment, Objectives, and Duration.......................................................2

ARTICLE 2           Definitions...................................................................................2

ARTICLE 3           Administration................................................................................7

ARTICLE 4           Shares Subject to the Plan and Maximum Awards.................................................7

ARTICLE 5           Eligibility and Participation.................................................................8

ARTICLE 6           Terms and Conditions..........................................................................8

ARTICLE 7           Restrictions on Shares; Shareholder Rights...................................................10

ARTICLE 8           Beneficiary Designation......................................................................13

ARTICLE 9           Rights of Participants.......................................................................14

ARTICLE 10          Amendment, Suspension, and Termination.......................................................14

ARTICLE 11          Withholding..................................................................................15

ARTICLE 12          Tax Treatment................................................................................15

ARTICLE 13          Indemnification..............................................................................16

ARTICLE 14          Dispute Resolution...........................................................................16

ARTICLE 15          Miscellaneous................................................................................17
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                      United American Energy Holdings Corp.
                             2004 Stock Option Plan

                                   ARTICLE I

                     Establishment, Objectives, and Duration

    1.1 Establishment of the Plan. United American Energy Holdings Corp. (the "Company"), hereby establishes a stock option plan for employees, to be known as the "2004 Stock Option Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of nonqualified stock options.

         The Plan shall become effective on January 1, 2004 (the "Effective Date").

    1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of the Company's shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

    1.3 Duration of the Plan. The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 10 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.


                                    ARTICLE 2
                                   Definitions

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and, when the meaning is intended, the initial letter of the word shall be capitalized:

   2.1 "Affiliate" means DLJMB Funds, Highstar Funds and any other person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls or is controlled by the Company, as determined in good faith by the Board of Directors.

   2.2 "ARC" means American Ref-Fuel Company LLC, a Delaware limited liability company, and its successors and assigns.

   2.3 "Award" means, individually or collectively, a grant of an Option under the 2004 Stock Option Plan.

                                       2
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   2.4   "Award Agreement" means an agreement entered into by the Company and a
Participant setting forth the terms and provisions applicable to Awards granted under the Plan.

   2.5 "Board" or "Board of Directors" means the Board of Directors of the Company.

   2.6 "Cause" means conduct amounting to (a) fraud or dishonesty against the Group, (b) willful misconduct, repeated refusal to follow the reasonable direction of the Board of Directors of the Company, or knowing violation of law in the course of performance of the duties of Participant's employment with the Group, (c) repeated absences from work without a reasonable excuse, (d) intoxication with alcohol while on ARC's premises during regular business hours or any use of illegal substances, (e) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty or (f) a breach or violation of the terms of any employment or other agreement to which Participant and the Group are party.

   2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

   2.8 "Committee" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other committee appointed by the Board to administer the Plan.

   2.9 "Company" means United American Energy Holdings Corp., a Delaware corporation, and its successors and assigns (including a corporation owning at least 80% of the Shares of United American Energy Holdings Corp.).

  2.10 "Company Equity Securities" means (i) the Shares, and (ii) any securities convertible into or exchangeable or exercisable for, or options, warrants, or other rights to acquire Shares, any other equity or equity-linked security issued by the Company.

  2.11 "Date of Termination" shall have the meaning ascribed to such term in the Participant's employment agreement with the Group.

  2.12 "Disability" means the Participant's continued absence from the performance of his or her duties with ARC for six (6) consecutive months as a result of the participant's substantial incapacity due to physical or mental illness or injury.

  2.13 "DLJMB Funds" means DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III, C.V., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJMB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P. and in the case of any DLJMB Fund, (A) any other DLJMB Fund, (B) any stockholder, member or general or limited partner of any DLJMB Fund (a "DLJMB Partner"), and any corporation, partnership, limited liability company, or other entity that is an Affiliate of any DLJMB Fund or any DLJMB Partner (collectively, "DLJMB Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJMB Fund or any DLJMB Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing Persons described in this clause (C) (collectively, "DLJMB Associates"), or (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which, include only such DLJMB Affiliates, DLJMB Associates, DLJMB Partners or the DLJMB Funds.

                                       3
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  2.14   "Effective Date" shall have the meaning ascribed to such term in
Section 1.1 herein.

  2.15 "Equity Contribution Agreements" mean either (i) the Equity Contribution Agreement, dated as of April 30, 2001, among MSW Energy Holdings LLC (as successor to Duke Capital Corporation), United American Energy Corp., Duke/UAE Ref-Fuel LLC (now known as Ref-Fuel Holdings LLC) and Duke/UAE Holdings LLC (now known as American Ref-Fuel Company LLC), as amended, as the same may be further amended and in effect from time to time, or (ii) the Amended and Restated Company Support Agreement, dated as of December 1, 1997, between American Ref-Fuel Company of Essex County, Duke Capital Corporation, and Browning-Ferris Industries, Inc. and includes any substitute company support agreement entered into pursuant to the then applicable Company Support Agreement and any other amendments, modifications and supplements thereto from time to time.

  2.16   "Equity Value" means,

          (a) for periods prior to the Roll-Up, the initial equity invested in the Company in the aggregated amount of $124,000,000.00, and increased by additional equity contributions to the Company but reduced by Extraordinary Distributions by the Company to its shareholders; and

          (b) for periods on or after the Roll-Up, the equity invested in the Company in the aggregated amount of $274,000,000.00, and increased by additional equity contributions to MSW I prior to the Roll-Up and all additional equity contributions to the Company prior to or after the Roll-Up but reduced by
(i) Extraordinary Distributions by MSW I to its members prior to the Roll-Up and
(ii) all Extraordinary Distributions by the Company to its shareholders prior to or after the Roll-Up.

  2.17 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

  2.18 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

  2.19 "Extraordinary Distributions" means a distribution in a given calendar year by the Company to its shareholders or MSW I to its members related to significant non-operational events such as a liquidation or dissolution of the Company and/or MSW I, incremental debt financings, major asset sales or buy-downs of power purchase contracts.

  2.20 "Fair Market Value" means, if the Shares are not publicly traded, the fair market value of the Shares as determined in good faith by the Committee or, if the Shares are publicly traded, the closing sale price of a Share on the principal securities exchange or market on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

  2.21 "Good Reason" means the occurrence of any one or more of the following actions without the express written consent of the Participant: (a) a material reduction or alteration in the nature, scope or status of Participant's authorities, duties or responsibilities; (b) a material reduction by ARC of Participant's compensation; (c) the Group's failure to pay any part of Participant's compensation within four (4) weeks after such compensation was due; and (d) requiring a Participant to be based at any office located more than 30 miles (based on the most direct route) from ARC's current headquarters in Montvale, New Jersey; provided, however, the stock sale, spin off, asset sale or other disposition of no more than 4 of the 6 ARC facilities, resulting in Participant's termination as an officer of such businesses, shall not constitute "Good Reason" under clause (a) above.

                                       4
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  2.22   "Group" means the Company and its Affiliates.

  2.23 "Highstar Funds" means Highstar Renewable Fuels II LLC, a Delaware limited liability company, and, in the case of Highstar II, (A) any fund controlled by Highstar II or its Affiliates, including, without limitation, AIG Highstar Capital, L.P. and/or any successor funds thereto (a "Highstar Fund"),
(B) any member of Highstar II and any stockholder, member or general or limited partner of Highstar II or any Highstar Fund (a "Highstar II Partner"), and any corporation, partnership, limited liability company, or other entity that is an Affiliate of Highstar II, any Highstar II Partner or any Highstar Fund (collectively, "Highstar II Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of any Highstar Fund or any Highstar II Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing Persons described in this clause (C) (collectively, "Highstar II Associates"), or (D) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which, include only such Highstar II Affiliates, Highstar II Associates, Highstar II Partners or Highstar Funds.

  2.24 "Initial Public Offering" means an underwritten public offering of Company Equity Securities (or securities of the Company that include Company Equity Securities) pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, or (ii) a registered public offering in which Company Equity Securities (or securities of the Company that include Company Equity Securities) are listed on the Toronto Stock Exchange, Canadian Venture Exchange, the London Stock Exchange or Euronext Brussels, in either case, where at least 15% of the economic interest in the Company is sold in such offering or the aggregate gross proceeds of such offering are at least $75,000,000.

  2.25   "MSW I" means MSW Energy Holdings LLC and its successors and assigns.

  2.26 "Nonqualified Stock Option" means a stock option to purchase Shares that is not intended to meet the requirements of Code Section 422.

  2.27 "Option" means a Nonqualified Stock Option granted pursuant to Article 6 herein.

  2.28 "Participant" means a current or former employee, director or consultant who has outstanding an Award granted under the Plan.

  2.29 "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

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  2.30   "Plan" means the 2004 Stock Option Plan of United American Energy
Holdings Corp.

  2.31 "Registration Rights Agreement" means the agreement dated as of April 30, 2004 among: (i) the Company; (ii) DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III, C.V., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJMB Partners III GmbH & Co. KG, Millennium Partners II, L.P., and MBP III Plan Investors, L.P.; and (iii) Highstar Renewable Fuels II LLC, a Delaware limited liability company.

  2.32 "Registration Statement" means any registration statement of the Company filed with, or to be filed with, the U.S. Securities and Exchange Commission under the rules and regulations promulgated under the Securities Act of 1933, as amended, including the related prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related prospectus) filed on Form S-4 or Form S-8 or any successor forms thereto.

  2.33 "Reserved Options" has the meaning given to such term in Section 4.1 herein.

  2.34 "Retirement" means the Participant's end of employment with the Group where the Participant is at least fifty-five (55) years of age and the Participant's age plus years of service is at least sixty-five (65).

  2.35 "Roll-Up" means the consummation of certain transactions resulting in the Company being the direct or indirect owner of 100% of the membership interests in MSW I.

  2.36 "Shares" means shares of the Company's common stock, par value U.S. $.001 per share.

  2.37 "Triggering Event" will be deemed to have occurred as of the first day any of the following events occurs:

         (a) A sale, exchange or disposition in a single transaction or in a series of related transactions of more than 50% of the then outstanding Shares of the Company to any Person or Persons other than to an Affiliate;

         (b) A sale, exchange or disposition in a single transaction or in a series of related transactions that results in the direct or indirect transfer of more than 50% of the interests in ARC to any Person or Persons other than to an Affiliate;

         (c)      A sale of all or substantially all of the assets of ARC;

         (d) Pursuant to the provisions of this Agreement, the Exercise Price of an Option is reduced to zero (or, upon request of the Participant, an opinion of counsel acceptable to the Company is given to the effect that the Exercise Price has been reduced to an extent that the Option should be treated as exercised for United States federal income tax purposes); or

         (e)      The closing of an Initial Public Offering.

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  2.38   "Underwritten Offering" means a Registration in which securities of the
Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.


                                   ARTICLE 3

                                 Administration

   3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other committee appointed by the Board.

   3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or the Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select employees, directors and consultants who shall participate in the Plan (after consultation with the Chief Executive Officer of the Company); determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 10 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

  3.3 Decisions Binding. All determinations and decisions made by the Committee or the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its shareholders, directors, employees, consultants, Participants, and their estates and beneficiaries.


                                   ARTICLE 4

                  Shares Subject to the Plan and Maximum Awards

  4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the maximum number of Shares available for Options under the Plan shall be 15,467 (number of Shares representing 15.467% of the 100,000 Shares outstanding pre Roll-Up, and 7% of the 220,968 Shares outstanding post Roll-Up; in each case Shares outstanding does not include any outstanding Shares from the exercise of Options). The Company will grant to Participants Options to purchase an aggregate of 11,048 Shares (number of Shares representing 11.048% of the 100,000 Shares outstanding pre Roll-Up and 5% of the 220,968 Shares outstanding post Roll-Up; in each case Shares outstanding does not include any outstanding Shares from the exercise of Options). The Company will reserve, to be awarded at a future date (but in any event no later than such date that an opinion of counsel acceptable to the Company is given to the effect that such Options, if granted, would be treated as immediately exercised for United States federal income tax purposes), an additional amount of Options representing the right to purchase an aggregate of 4,419 Shares (number of Shares representing 4.419% of the 100,000 Shares outstanding pre Roll-Up and 2% of the 220,968 Shares outstanding post Roll-Up; in each case Shares outstanding does not include any outstanding Shares from the exercise of Options) (such Options to be awarded referred to herein as the "Reserved Options"). Shares underlying lapsed or forfeited Options may be reused for other Options. Shares granted pursuant to the Plan may be (a) authorized but unissued Shares, or (b) issued Shares reacquired by the Company at any time.

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  4.2    Adjustments in Authorized Shares.

          (a) In the event that the Company's outstanding common stock is changed by way of any stock dividend, stock split or reverse stock split, the number of Shares subject to the Plan and to Options granted thereunder and the Exercise Price per Share shall be proportionately adjusted by the Committee to prevent dilution or enlargement, and

          (b) In the event of any merger, amalgamation, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), separation, including a spin-off or other distribution of stock or property of the Company, or any partial or complete liquidation of the Company, the Committee, in its sole discretion, to prevent dilution or enlargement of rights may adjust the (x) maximum number of Shares available for grants under the Plan, as provided in Section 4.1, and/or kind of Shares that may be delivered under the Plan, and (y) number, kind and/or price of Shares (i.e., Exercise Price for Options) subject to outstanding Options granted under the Plan.

  4.3 Substitutions. The Committee shall have the right to substitute Options in connection with mergers, consolidations, reorganizations, share exchanges, separations, or other business combinations or similar transactions, including, without limitation, a transaction in connection with the Roll-Up or a transaction that would constitute a Triggering Event under Section 2.37(a), (b) or (c). Any Options that are substituted for options in another entity pursuant this Section 4.3 shall be of equivalent value determined in accordance with the rules of Treasury Regulations ss.1.425-1 and contain the same material terms, including vesting.


                                   ARTICLE 5

                          Eligibility and Participation

  5.1 Eligibility. Persons eligible to participate in the Plan include all employees, directors, and consultants of the Group.

  5.2 Actual Participation. Subject to the provisions of the Plan, the Committee ,after consultation with the Chief Executive Officer of the Company, may, from time to time, select from all eligible employees, directors and consultants, those to whom Awards shall be granted.



                                   ARTICLE 6

                              Terms and Conditions

  6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to employees, directors, and consultants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

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  6.2    Award Agreement. Each Option grant shall be evidenced by an Award
Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine.

  6.3 Exercise Price. Unless otherwise provided in an Award Agreement, the Exercise Price for each grant of an Option under the Plan shall be equal to the greater of (a) one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted or (b) $1,240.00. Notwithstanding the foregoing, and subject to adjustment as provided herein, the Exercise Price for each grant of a Reserved Option under Section 4.1 shall be equal to $1,860.00 (price representing 150% of $1,240.00).

  6.4 Expiration Date of Options. Subject to Section 6.8, unless otherwise provided in an Award Agreement, each Option granted to a Participant shall have an initial term of 10 years from the date of the Option is granted. Subject to
Section 6.8, unless otherwise provided in an Award Agreement, if at the end of the initial term of 10 years, an Option is outstanding and a Triggering Event has not occurred, the Option shall be extended for the earlier of (a) an additional 10 years or (b) 30 days following the occurrence of a Triggering Event. Notwithstanding any other provision in this Agreement, all Options will expire upon a draw under any of the Equity Contribution Agreements.

  6.5 Exercise of Options. All or any part of an Option may not be exercised until it has become vested. Subject to Section 6.8, a vested Option may be exercised at any time following the occurrence of a Triggering Event.

  6.6 Vesting. Each Option granted to a Participant shall vest 25% on December 31 of the year of the Award and an additional 25% on each of the next 3 annual anniversaries of such December 31. To the extent not earlier vested pursuant to the foregoing, each Option shall vest in full on the Date of Termination of a Participant's employment by the Group other than for Cause, due to death, due to Disability or by the Participant with Good Reason.

  6.7    Payment.

           (a) Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the full number of Shares with respect to which the Option is to be exercised and by full payment for the Shares.

           (b) The Exercise Price of any Option shall be payable to the Company in full in cash or its equivalent. Additionally, upon the occurrence of a Triggering Event under Section 2.37(d) or (e) or if the Company's shares are publicly traded, Options may be exercised by a cashless exercise, as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means that may be allowed on such terms and conditions as the Committee, in its sole discretion, shall determine to be consistent with the Plan's purpose and applicable law, from time to time.

           (c) Subject to any applicable laws and governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, the Company shall issue to the Participant Shares in an appropriate amount based upon the number of Shares purchased under the Option(s), provided that the Participant enters into any shareholders agreements and any other undertakings or obligations of existing shareholders of the Company.

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  6.8    Termination of Employment. If a Participant's employment terminates before the earlier of (i) the 10th anniversary of the date of the grant of the Option (or the extended date, if any, under Section 6.4) or (ii) a draw under any of the Equity Contribution Agreements, the Option granted to such Participant shall expire on the date set forth below, as applicable:

           (a) Termination by the Group for Cause or Termination by the Participant without Good Reason and not for Retirement. If the Participant's employment is terminated by the Group for Cause or by the Participant without Good Reason and not for Retirement, then the vested and unvested portions of the Option shall expire on the Date of Termination of the Participant's employment.

           (b) Termination by the Group other than for Cause, death or Disability or by the Participant with Good Reason. If the Participant's employment is terminated by the Group other than for Cause, death or Disability or by the Participant with Good Reason, then (i) the unvested portions of the Option will be entitled to accelerated vesting pursuant to Section 6.6, (ii) the Option will expire 90 days following the Date of Termination and (iii) during the period of time specified in subsection (ii), the Participant may exercise the Option whether or not a Triggering Event has occurred.

           (c) Termination due to death or Disability. If the Participant's employment is terminated due to death or Disability, then (i) the unvested portions of the Option will be entitled to accelerated vesting pursuant to
Section 6.6, (ii) the Option will expire 1 year following the Date of Termination and (iii) during the period of time specified in subsection (ii), the Participant may exercise the Option whether or not a Triggering Event has occurred.

           (d) Termination due to Retirement. If the Participant's employment is terminated due to Retirement, then the Participant will retain the vested portions of the Option and the unvested portions of the Option shall expire on the date of Retirement. The vested portions of the Option will expire 1 year following the Participant's Retirement. During such period of time, the Participant may exercise the Option whether or not a Triggering Event has occurred.

  6.9 Nontransferability of Options. Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. During the lifetime of a Participant, all Options granted to such Participant shall be exercisable only by such Participant.


                                   ARTICLE 7

                   Restrictions on Shares; Shareholder Rights

  7.1    Restrictions on Shares.

          (a) General. All Shares acquired pursuant to the exercise of Options granted hereunder shall be subject to any applicable restrictions contained in the Company's Bylaws, Certificate of Incorporation, or shareholder agreements. In addition, the Committee may impose such restrictions on any Shares acquired pursuant to the exercise of Options as it may deem advisable, including, without limitation, restrictions under applicable securities laws, restrictions under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and restrictions under any blue sky or state securities laws applicable to such Shares.

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         (b)      Lock-Up Agreements. If any Registration of Shares shall be effected in connection with an Underwritten Offering, the Participant shall not effect any public sale or distribution, including any sale pursuant to Rule 144, of any Shares (except as part of such Underwritten Offering) during the period beginning 14 days prior to the anticipated effective date of such registration until the earlier of (i) such time as the Company and the managing underwriter shall agree and (ii) 180 days after the effective date of such registration.

  7.2 Buy-Back Rights. If a Participant is terminated by the Group for Cause or the Participant terminates employment without Good Reason and not for Retirement, then, in the 30 day period following the Date of Termination, the Company will have the right to purchase the Shares acquired by such Participant pursuant to the exercise of an Option at the lower of the then Fair Market Value or the Exercise Price for the Shares. Any buy-back rights set forth in this
Section 7.2 shall terminate at the time of an Initial Public Offering of the Shares.

  7.3 Drag Along Rights. If at any time and from time to time after the date of this Agreement, members of the Group have contracted to transfer, in a single transaction or in a series of related transactions and in a bona fide arms' length sale or exchange, Shares representing more than 50% of the then outstanding Shares to any Person or Persons who are not Affiliates (the "Independent Third Party"), the Group shall have the right, on 30 days notice (the "Drag-Along Notice") to the Participants, to require Participants to sell to the Independent Third Party all of the Participants' Shares acquired by such Participants pursuant to the exercise of Options (including Shares to be obtained from exercising Participants' Options due to such Triggering Event) for the same value of the consideration received per share by the selling members of the Group. The Drag-Along Notice shall set forth the terms and conditions of the transfer, including the identity of the Independent Third Party, the number of Shares required to be transferred, the per share price to be paid for the Shares to be transferred and the type and nature of the consideration to be received therefore. If the members of the Group are selling less than all of their Shares, then the Participants required to sell their Shares (including Shares to be obtained from exercising Participants' Options due to such Triggering Event) pursuant to this Section 7.3 shall be required to sell up to their pro rata portion of the total number of Shares to be purchased by the Independent Third Party computed on the basis of the total number of Shares outstanding immediately prior to the sale. All fractional shares resulting from the calculation contained in the prior sentence will be rounded to the nearest whole share. Following its compliance with the foregoing, the Group shall have a period of 120 days after the expiration of the 30 day period referenced above, to transfer all of the Shares specified in the Drag-Along Notice to the transferee(s) specified in the Drag-Along Notice at a price not less than the price per share specified in the Drag-Along Notice and on other terms no less favorable to the transferors in any material respect than the terms specified in the Drag-Along Notice.

  7.4 Tag Along Rights. If at any time and from time to time after the date of this Agreement, members of the Group have contracted to transfer, in a single transaction or in a series of related transactions and in a bona fide arms' length sale or exchange, Shares representing more than 50% of the then outstanding Shares to an Independent Third Party (other than in a sale pursuant to an effective registration statement under the Securities Act of 1933, as amended), the Group shall provide each Participant with written notice (the "Tag-Along Notice") setting forth the terms and conditions of the proposed transfer, including the identity of the Independent Third Party, the number of Shares transferred, the per share price to be paid for the Shares to be transferred and the type and nature of the consideration to be received therefore. Each Participant, by written notice to the Group delivered within 10 days after the date of such Tag-Along Notice, shall be entitled to require the selling members of the Group to include in the proposed sale to the Independent Third Party in the same transaction all of their Shares (including Shares to be obtained from exercising the Participant's Options due to such Triggering Event) on the same terms and conditions set forth in the Tag-Along Notice. If the members of the Group are selling less than all of their Shares or the prospective transferee is not willing to purchase all of the Shares proposed to be sold by the Group and the Participants exercising their rights pursuant to this Section 7.4, then the Group and the Participants requesting inclusion in such sale shall each be entitled to sell up to their pro rata portion of the total number of Shares to be purchased by the Independent Third Party computed on the basis of the total number of Shares outstanding immediately prior to the sale. All fractional shares resulting from the calculation contained in the prior sentence will be rounded to the nearest whole share. The Group shall use its best efforts to either obtain the agreement of the prospective transferee(s) to the participation of the Participants in any contemplated transfer or otherwise permit management to participate in any contemplated transfer. Following its compliance with the foregoing, the Group and any Participants who have elected to participate in the contemplated transfer may, within 120 days after the expiration of the 10 day period referenced above, transfer all of the Shares specified in the Tag-Along Notice to the transferee(s) specified in the Tag-Along Notice at a price not less than the price per share specified in the Tag-Along Notice and on other terms no less favorable to the transferors in any material respect than the terms specified in the Tag-Along Notice.

  7.5    Piggyback Rights.

           (a) Participation. In connection with the proposed filing by the Company of a Registration Statement pursuant to the exercise by any members of the Group of demand registration rights under the Registration Rights Agreement, then, as soon as practicable (but in no event less than 15 days prior to the proposed date of filing such Registration Statement), the Company shall give written notice of such proposed filing to all Participants, and such notice shall offer the Participants the opportunity to Register under such Registration Statement such number of Shares (including Shares underlying Options to be obtained from exercising Options due to such Triggering Event) as each such Participant may request in writing (a "Piggyback Registration"). Subject to
Section 7.5(b), the Company shall include in such Registration Statement all such Shares which are requested to be included therein within 10 days after the receipt by such Participant of any such notice; provided, however, that if at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company shall give written notice of such determination to each Participant and, thereupon,
(i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Shares in connection with such Registration and (ii) in the case of a determination to delay Registering, shall be permitted to delay Registering any Shares held by Participants, for the same period as the delay in Registering such other securities. If the offering pursuant to such Registration Statement is to be an Underwritten Offering, then each Participant making a request for a Piggyback Registration pursuant to this Section 7.5(a) must, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Participant may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Participant making a request for a Piggyback Registration pursuant to this Section 7.5(a) must, and the Company shall make such arrangements so that each such Participant may, participate in such offering on such basis. Each Participant shall be permitted to withdraw all or part of such Participant's Shares from a Piggyback Registration at any time prior to the effective date of such Registration.

          (b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Shares included in a Piggyback Registration informs the Company and the Participants in writing that, in its or their opinion, the number of securities which such Participants and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, securities held by any member of the Group that are requested to be included in such offering up to a net offering price equal to the Equity Value (less (x) the aggregate net offering proceeds received by members of the Group in all prior Underwritten Offerings plus (y) the net proceeds from the sale of Shares and membership interests in MSW I, directly or indirectly, to any third party not a member of the Group), and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Shares that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the members of the Group and the Participants that have requested to participate in such Registration based on the relative number of Shares requested to be included therein then held by the members of the Group and each such Participant and (iii) third, and only if all of the Shares referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration.

         (c) Participation in Underwritten Offerings. No Participant may participate in any Underwritten Offering unless such Participant (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and
(ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.


                                   ARTICLE 8

                             Beneficiary Designation

         Subject to the terms and conditions of the Plan and applicable Award Agreement, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing during the Participant's lifetime with the party chosen by the Company, from time to time, to administer the Plan. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                                   ARTICLE 9

                             Rights of Participants

  9.1 Continued Service. Nothing in the Plan shall interfere with or limit in any way the right of the Group to terminate any Participant's employment or service at any time or confer upon any Participant any right to continue in the employ or service of any member of the Group.

  9.2 Participation. No employee, director or consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.


                                   ARTICLE 10

                     Amendment, Suspension, and Termination

  10.1 Amendment, Suspension, and Termination. The Board may at any time and from time to time amend, suspend or terminate the Plan or any Option granted hereunder in whole or in part; provided, however, that no amendment, suspension or termination shall adversely affect any Option granted hereunder without the consent of the Participant to whom such Option has been granted; provided further that no amendment which requires shareholder approval in order for the Plan to continue to comply with any applicable tax or securities laws, or the rules of any securities exchange on which the securities of the Company are listed, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

  10.2   Adjustment of Options Upon the Occurrence of Extraordinary
Distributions.

          (a) To the extent there is an Extraordinary Distribution, the Committee may, in the exercise of its sole discretion in such instances, either
(i) adjust outstanding Options by reducing the Exercise Price of Options and adjusting such other terms and conditions (including the number of Shares underlying the Options) as deemed appropriate; provided that in no event will
(A) the sum of Shares underlying Options and Shares outstanding from the exercise of Options be less than 11.048% (5% post Roll-Up), or 15.467% (7% post Roll-Up) after an award of the Reserved Options under Section 4.1, of the Shares outstanding held by shareholders that are not Participants, or (B) the adjustment of any other term or condition adversely affect a Participant's rights with respect to an Option, or (ii) treat such distributions as Net Distributed Cash Flow (as defined under the Management Incentive Plan effective January 1, 2004); provided that at such time as the Exercise Price of the Options is reduced to zero, the Committee may not exercise such discretion.

         (b) In the event the Committee exercises its discretion to adjust the terms of outstanding Options pursuant to this Section 10.2, the Committee shall adjust the terms of the Options so that the Exercise Price per Share of outstanding Options will be equal to 11.048% (or 5% post Roll-Up), or 15.467% (7% post Roll-Up) after an award of the Reserved Options under Section 4.1, of the Equity Value immediately after the Extraordinary Distribution divided by 11.048% (or 5% post Roll-Up), or 15.467% (7% post Roll-Up) after an award of the Reserved Options under Section 4.1, of the number of Shares outstanding immediately after the Extraordinary Distribution (not including any Shares outstanding from the exercise of Options). Schedule A illustrates the application of this adjustment for an Extraordinary Distribution that is made pre Roll-Up and post Roll-Up.

  10.3 Adjustment of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Options in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.


                                   ARTICLE 11

                                   Withholding

  11.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law or regulation to be withheld with respect to an Option granted under the Plan. The Company shall have no obligation to deliver Shares to a Participant until all applicable withholding taxes are satisfied.

  11.2 Share Withholding. Participants may elect, subject to the approval of the Committee, to satisfy all or part of such withholding requirement by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.



                                   ARTICLE 12

                                  Tax Treatment

         It is intended that the Options be treated for Federal income tax purposes as Nonqualified Stock Options. Participants will recognize ordinary income at the time the Options are exercised equal to the excess of the Fair Market Value of Shares received over the Exercise Price paid by the Participant, or, in the case of cashless exercise, the Fair Market Value of Shares received. ARC, as the entity for whom services were performed, will be entitled to a federal income tax deduction at the time the Options are exercised. The Company will be deemed to have made a capital contribution of such amounts down its ownership chain to ARC. To the extent the Company is reimbursed by any direct or indirect partner of ARC for any payment on the Options, such reimbursement will be treated as a capital contribution to ARC by the Company on behalf of the reimbursing party.

                                   ARTICLE 13

                                 Indemnification

         Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company's best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Certificate of Incorporation or the Bylaws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


                                   ARTICLE 14

                               Dispute Resolution

         Claims for benefits under the Plan shall be submitted to the Company for review. In the event of any controversy between a Participant and the Company arising out of, or relating to, this Plan which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. If the parties are unable to agree on the selection of an arbitrator, then either the Participant or the Company may petition the American Arbitration Association for the appointment of the arbitrator, which appointment shall be made within ten (10) days of the petition therefor. Either party to the dispute may institute such arbitration proceeding by giving written notice to the other party. A hearing shall be held by the arbitrator in New York, New York within thirty (30) days of his or her appointment. The decision of the arbitrator shall be final and binding upon the parties and shall be rendered pursuant to a written decision that contains a detailed recital of the arbitrator's reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                                   ARTICLE 15

                                  Miscellaneous

  15.1 Legal Construction. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural. References to sections, rules, or regulations shall be deemed to include references to any successor sections, rules, or regulations.

  15.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  15.3 Requirements of Law. The granting of Options and the issuance of Shares pursuant to the exercise of Options shall be subject to, and may be made contingent upon satisfaction of, all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  15.4 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of Delaware.